UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 17, 2005

Corning Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

New York	1-3247	16-0393470
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Riverfront Plaza, Corning, New York		14831
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	607-974-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01. Entry into a Material Definitive Agreement.

Item 1.02. Termination of a Material Definitive Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 3.03. Material Modifications to Rights of Security Holders.

On March 17, 2005, Corning Incorporated ("Corning" or the "Company") terminated its five year revolving credit agreement (the "Terminated Credit Agreement") and entered into a new five year revolving credit agreement (the "New Credit Agreement").

The Terminated Credit Agreement was with a group of banks that included Citibank, N.A., JP Morgan Chase Bank, N.A., Bank of America, N.A. and Barclays Bank PLC. The Terminated Credit Agreement had a termination date of August 17, 2005. The total lending commitment under the Terminated Credit Agreement was $2,000,000,000. The Terminated Credit Agreement contained affirmative and negative covenants, including (a) periodic financial reporting requirements, (b) maintaining a ratio of consolidated debt for borrowed money to consolidated total capital of not greater than 0.60 to 1.00, (c) limitation on liens, (d) limitation on mergers, as well as other customary covenants. Corning incurred no penalties in connection with the early termination of the Terminated Credit Agreement.

The New Credit Agreement is with a group of banks that include Citibank, N.A., JP Morgan Chase Bank, N.A., Bank of America, N.A., The Bank of Tokyo-Mitsubishi Ltd., Wachovia Bank, National Association, Barclays Bank PLC and Deutsche Bank AG New York Branch. Under the New Credit Agreement, borrowings are available in Dollars, Sterling, Yen and Euros to Corning and any direct or indirect wholly-owned subsidiary of Corning in a maximum amount outstanding at any one time of $975,000,000 ($200,000,000 of which is available for Letters of Credit) (the "Commitment Amount"). The Commitment Amount may be increased over the term by $250,000,000. The New Credit Agreement provides that loans to subsidiaries will be guaranteed by Corning. The New Credit Agreement contains affirmative and negative covenants that Corning must comply with, including (a) periodic financial reporting requirements, (b) maintaining a ratio of consolidated debt for borrowed money to consolidated total capital of no greater than 0.50 to 1.00, (c) maintaining a ratio of consolidated adjusted EBITDA to consolidated interest expense of not less than 3.50 to 1.00, (d) limitation on liens, (e) limitation on the incurrence of subsidiary indebtedness, (f) limitation on mergers, (g) restrictions on the declaration of dividends, as well as other customary covenants.

There were no borrowings outstanding under the Terminated Credit Agreement and there are currently no amounts outstanding under the New Credit Agreement.

The press release announcing the execution of the New Credit Agreement is attached hereto as Exhibit 99. A copy of the New Credit Agreement will be filed with Corning’s Form 10-Q for the period ended June 30, 2005.

From time to time, certain of the Lenders under the Terminated Credit Agreement and the New Credit Agreement provide customary commercial and investment banking services to the Company.

Item 8.01. Other Events.

As of March 11, 2005, 57,809,392 securities remained available for future issuance under Corning's 2000 Employee Equity Participation Program, as amended, and 545,555 securities remained available for future issuance under Corning's 2003 Equity Plan for Non-Employee Directors. As of March 11, 2005, there were 140,708,975 securities to be issued upon exercise of outstanding options, warrants and rights already granted under Corning equity plans approved by security holders. The weighted average exercise price of such outstanding options, warrants and rights is $20.30.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

99 Press release dated March 17, 2005

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corning Incorporated

March 17, 2005	By:	/s/ Katherine A. Asbeck

Name: Katherine A. Asbeck
Title: Senior Vice President and Controller

Top of the Form

Exhibit Index

Exhibit No.	Description

99	Press Release